Exhibit 21.1

SUBSIDIARIES OF REGISTRANT

The following is a list of subsidiaries of Genesis Energy, L.P. as of December 31, 2012.

SUBSIDIARY	JURISDICTION OF ORGANIZATION
ANTELOPE REFINING, LLC	DELAWARE
DAVISON PETROLEUM SUPPLY, LLC	DELAWARE
DAVISON TRANSPORTATION SERVICES, INC.	DELAWARE
DAVISON TRANSPORTATION SERVICES, LLC	DELAWARE
FUEL MASTERS, LLC	TEXAS
GEL CHOPS GP, LLC	DELAWARE
GEL CHOPS I, L.P.	DELAWARE
GEL CHOPS II, L.P.	DELAWARE
GEL ODYSSEY, LLC	DELAWARE
GEL OFFSHORE PIPELINE, LLC	DELAWARE
GEL OFFSHORE, LLC	DELAWARE
GEL POSEIDON, LLC	DELAWARE
GEL SEKCO, LLC	DELAWARE
GEL TEX MARKETING, LLC	DELAWARE
GEL WYOMING, LLC	DELAWARE
GENESIS BR, LLC	DELAWARE
GENESIS CHOPS I, LLC	DELAWARE
GENESIS CHOPS II, LLC	DELAWARE
GENESIS CO2 PIPELINE, L.P.	DELAWARE
GENESIS CRUDE OIL, L.P.	DELAWARE
GENESIS DAVISON, LLC	DELAWARE
GENESIS ENERGY FINANCE CORPORATION	DELAWARE
GENESIS ENERGY, LLC	DELAWARE
GENESIS FREE STATE HOLDINGS, LLC	DELAWARE
GENESIS FREE STATE PIPELINE, LLC	DELAWARE
GENESIS MARINE, LLC	DELAWARE
GENESIS NATURAL GAS PIPELINE, L.P.	DELAWARE
GENESIS NEJD HOLDINGS, LLC	DELAWARE
GENESIS NEJD PIPELINE, LLC	DELAWARE
GENESIS ODYSSEY, LLC	DELAWARE
GENESIS OFFSHORE, LLC	DELAWARE
GENESIS PIPELINE ALABAMA, LLC	ALABAMA
GENESIS PIPELINE TEXAS, L.P.	DELAWARE
GENESIS PIPELINE USA, L.P.	DELAWARE
GENESIS POSEIDON, LLC	DELAWARE
GENESIS RAIL SERVICES, LLC	DELAWARE

Exhibit 21.1

SUBSIDIARY	JURISDICTION OF ORGANIZATION
GENESIS SEKCO, LLC	DELAWARE
GENESIS SYNGAS INVESTMENTS, L.P.	DELAWARE
MILAM SERVICES, INC.	DELAWARE
PRONGHORN RAIL SERVICES, LLC	DELAWARE
RED RIVER TERMINALS, L.L.C.	LOUISIANA
TDC SERVICES CORPORATION, INC.	DELAWARE
TDC, L.L.C.	LOUISIANA
TEXAS CITY CRUDE OIL TERMINAL, LLC	DELAWARE
THUNDER BASIN HOLDINGS, LLC	DELAWARE
THUNDER BASIN PIPELINE, LLC	DELAWARE